                                                                  Exhibit 99.(b)

                                RESTATED BY-LAWS

                                       OF

                            JENNISON 20/20 FOCUS FUND

                                TABLE OF CONTENTS

                                                                                Page
ARTICLE I Agreement and Declaration of Trust                                       1
   Section 1.   Agreement and Declaration of Trust                                 1
   Section 2.   Definitions                                                        1
ARTICLE II Offices                                                                 1
   Section 1.   Principal Office                                                   1
   Section 2.   Registered Office and Other Offices                                1
ARTICLE III Shareholders                                                           2
   Section 1.   Meetings                                                           2
   Section 2.   Notice of Meetings                                                 2
   Section 3.   Record Date for Meetings                                           3
   Section 4.   Proxies                                                            3
   Section 5.   Inspection of Books                                                5
   Section 6.   Action Without Meeting                                             5
   Section 7.   Application of this Article                                        5
ARTICLE IV Trustees                                                                5
   Section 1.   Meetings of the Trustees                                           5
   Section 2.   Quorum and Manner of Acting                                        7
ARTICLE V Committees                                                               7
   Section 1.   Executive Committees                                               7
   Section 2.   Other Committees                                                   8
   Section 3.   Meetings, Quorum and Manner of Acting                              8
ARTICLE VI Officers                                                                9
   Section 1.   General Provisions                                                 9
   Section 2.   Term of Office and Qualifications                                  9
   Section 3.   Removal                                                           10
   Section 4.   Powers and Duties of the Chairman                                 10
   Section 5.   Powers and Duties of the President                                10
   Section 6.   Powers and Duties of the Vice President                           11
   Section 7.   Powers and Duties of the Treasurer                                11
   Section 8.   Powers and Duties of the Secretary                                11
   Section 9.   Powers and Duties of Assistant Treasurers                         12
   Section 10.  Powers and Duties of Assistant Secretaries                        12
ARTICLE VII Fiscal Year                                                           13
ARTICLE VIII Seal                                                                 13
ARTICLE IX Waivers of Notice                                                      13
ARTICLE X Custody of Securities                                                   13
   Section 1.   Employment of a Custodian                                         13
   Section 2.   Provisions of Custodian Contract                                  14
   Section 3.   Central Certificate System                                        15
ARTICLE XI Indemnification of Trustees, Officers, Employees and Other Agents      15
   Section 1.   Agents, Proceedings, Expenses                                     15
   Section 2.   Indemnification                                                   16
   Section 3.   Limitations, Settlements                                          16

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
   Section 4.   Insurance, Rights Not Exclusive                                   17
   Section 5.   Advance of Expenses                                               17
   Section 6.   Fiduciaries of Employee Benefit Plan                              18
ARTICLE XII Certificates                                                          18
ARTICLE XIII Amendments                                                           19

                                    RESTATED

                                     BY-LAWS

                                       OF

                            JENNISON 20/20 FOCUS FUND

                                    ARTICLE I

                       Agreement and Declaration of Trust

     Section 1. AGREEMENT AND DECLARATION OF TRUST. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time amended, supplemented or restated (the "Declaration of Trust"), of Jennison 20/20 Focus Fund (the "Trust").

     Section 2. DEFINITIONS. Unless otherwise defined herein, the terms used herein have the respective meanings given them in the Declaration of Trust.

                                   ARTICLE II

                                     Offices

     Section 1. PRINCIPAL OFFICE. The principal office of the Trust shall be located in the City of Newark, State of New Jersey, or such other location as the Trustees may from time to time determine.

     Section 2. REGISTERED OFFICE AND OTHER OFFICES. The registered office of the Trust shall be located in the City of Wilmington, State of Delaware or such other location within the State of Delaware as the Trustees may from time to time determine. The Trust may establish and maintain such other offices and places of business as the Trustees may from time to time determine.

                                   ARTICLE III

                                  Shareholders

     Section 1. MEETINGS. Meetings of the Shareholders shall be held at the principal executive offices of the Trust or at such other place within the United States of America as the Trustees shall designate. Meetings of the Shareholders shall be called by the Secretary whenever (i) ordered by the Trustees or (ii) for the purpose of voting on the removal of any Trustee, requested in writing by Shareholders holding at least ten percent (10%) of the outstanding Shares entitled to vote. If the Secretary, when so ordered or requested, refuses or neglects for more than 10 days to call such meetings, the Trustees or the Shareholders so requesting, may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary. Any meeting of Shareholders may be adjourned one or more times from time to time to another time or place by Shareholders holding a majority of the outstanding Shares present and entitled to vote on a proposal to adjourn at such meeting, whether or not a quorum is present.

     Section 2. NOTICE OF MEETINGS. Except as otherwise herein provided, notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Secretary by delivering or mailing, postage prepaid, to each Shareholder entitled to vote at said meeting at his or her address as recorded on the register of the Trust at least ten (10) days and not more than one hundred twenty (120) days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Notice of adjournment of a Shareholders' meeting to another time or place need not be given, if such time and place are announced at the meeting and the adjourned meeting is held within a reasonable time after the date set for the original meeting. No notice need be given to any Shareholder who shall have failed to inform the Trust of his or her current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his or her attorney thereunto authorized, is filed with the records of the meeting.

     Section 3. RECORD DATE FOR MEETINGS. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than one hundred twenty
(120) days prior to the date of any meeting of Shareholders as a record date for the determination of the persons to be treated as Shareholders of record for such purpose.

     Section 4. PROXIES. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote either in person or by written proxy signed by the Shareholder, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken; provided, however, that notwithstanding any other provision of this Section 4 to the contrary, the Trustees may at any time adopt one or more electronic, telecommunication, telephonic, computerized or other alternatives to execution of a written instrument that will enable Shareholders entitled to vote at any meeting to appoint a proxy to vote such Shareholders' Shares at such meeting; provided, further, that, until the Trustees adopt such electronic, telecommunication, telephonic, computerized or other alternatives, no Shareholder may act to appoint a proxy to vote such holder's Shares at a

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meeting by any such alternatives and if the Trustees do adopt such electronic, telecommunication, telephonic, computerized or other alternatives, then Shareholders may only act in the manner prescribed by the Trustees. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, he or she may vote by his or her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the chairman of the meeting. Except as otherwise provided herein or in the Declaration of Trust or the Delaware Act, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to

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proxies, and judicial interpretations thereunder, as if the Trust were a
Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

     Section 5. INSPECTION OF BOOKS. The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

     Section 6. ACTION WITHOUT MEETING. Any action that may be taken at any meeting of Shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the Shareholders holding outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Shares entitled to vote on that action were present and voted. All such consents shall be filed with the records of Shareholder meetings. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

     Section 7. APPLICATION OF THIS ARTICLE. Meetings of Shareholders shall consist of Shareholders of any Series (or Class thereof) or of all Shareholders, as determined pursuant to the Declaration of Trust, and this Article shall be construed accordingly.

                                   ARTICLE IV

                                    Trustees

     Section 1. MEETINGS OF THE TRUSTEES. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated

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meetings shall be held whenever called by the Chairman, the President, or by any two of the Trustees, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustees calling the meeting and shall be delivered or mailed, postage prepaid, to each Trustee at least two days before the meeting, or shall be telegraphed, cabled, or wired to each Trustee at his or her business address, or personally delivered to him or her, at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. A notice or waiver of notice need not specify the purpose of any meeting.
At any meeting of Trustees, any Trustee may vote either in person or by written proxy signed by the Trustee, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. To the extent permitted by the 1940 Act, the Trustees may execute and/or deliver any proxy, consent, and any other instrument by means of electronic, telecommunication, telephonic, computerized or other similar means (including by means of e-mail and facsimile), unless the Trustees otherwise determine at any time. The
Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting are connected, which meeting shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a

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telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a majority of the Trustees then in office (or such higher number of Trustees as would be required to act on the matter under the Declaration of Trust, these By-Laws or applicable law if a meeting were held) consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such consents shall be treated for all purposes as a vote taken at a meeting of the Trustees. Notwithstanding the foregoing, all actions of the Trustees shall be taken in compliance with the provisions of the 1940 Act.

     Section 2. QUORUM AND MANNER OF ACTING. A majority of the Trustees then in office shall constitute a quorum for the transaction of business. If at any meeting of the Trustees there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall be obtained. Notice of an adjourned meeting need not be given. The act of the majority of the Trustees present at any meeting at which there is a quorum shall be the act of the Trustees, except as may be otherwise specifically provided by law or by the Declaration of Trust or by these By-Laws.

                                    ARTICLE V

                                   Committees

     Section 1. EXECUTIVE COMMITTEES. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than three (3) Trustees to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of

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securities to be delivered upon redemption of Shares of the Trust, and such other powers of the Trustees as the Trustees may, from time to time, delegate to them except those powers by law, the Declaration of Trust or these By-Laws they are prohibited from delegating.

     Section 2. OTHER COMMITTEES. The Trustees may elect from their own number other Committees from time to time to hold office at the pleasure of the Trustees, which shall have such number, power and duties as the Board of Trustees may, by resolution, prescribe, subject to the same limitations as with respect to the Executive Committee. The terms of membership on such Committees and the termination or circumstances giving rise to the termination of such Committees shall be determined by the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation the Committee may elect its own chairman. Notwithstanding the provisions of this Article V, and in addition to such provisions or any other provisions of these By-Laws or of the Declaration of Trust, the Trustees may by resolution appoint a Committee consisting of fewer than the whole number of the Trustees then in office, which Committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such Committee were the acts of all the Trustees then in office, with respect to any matter including the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding that may be pending or threatened to be brought before any court, administrative agency or other adjudicatory body.

     Section 3. MEETINGS, QUORUM AND MANNER OF ACTING. The Trustees may (1) provide for stated meetings of any Committees, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of

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members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (5) authorize the members of a Committee to meet by means of a telephone conference circuit. The Executive Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept at the principal executive offices of the Trust.

                                   ARTICLE VI

                                    Officers

     Section 1. GENERAL PROVISIONS. The officers of the Trust shall be a President, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including a Chairman of the Board ("Chairman"), one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or Committee the power to appoint any subordinate officers or agents.

     Section 2. TERM OF OFFICE AND QUALIFICATIONS. Except as otherwise provided by law, the Declaration of Trust or these By-Laws, the President, the Treasurer, the Secretary, and all other officers shall hold office at the pleasure of the Trustees. Any number of offices may be held by the same person. The Chairman, if there be one, shall be a Trustee and may but need not be a Shareholder. Any other officer may be but none need be a Trustee or Shareholder.

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     Section 3.   REMOVAL. The Trustees, at any regular or special meeting of the Trustees, may remove any officer, with or without cause, by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or Committee may be removed, with or without cause, by such appointing officer or Committee.

     Section 4. POWERS AND DUTIES OF THE CHAIRMAN. The Chairman, if such an officer is elected, shall if present preside at meetings of the Shareholders and the Trustees, shall be the chief executive officer of the Trust and shall, subject to the control of the Trustees, have general supervision, direction and control of the business and the officers of the Trust and exercise and perform such other powers and duties as may be from time to time assigned to him by the Trustees or prescribed by the Declaration of Trust or these By-Laws.

     Section 5. POWERS AND DUTIES OF THE PRESIDENT. Subject to the powers of the Chairman, if there be such an officer, the President shall be the principal executive officer of the Trust. He or she may call meetings of the Trustees and of any Committee thereof when he or she deems it necessary and, in the absence of the Chairman, shall preside at all meetings of the Shareholders and the Trustees. Subject to the control of the Trustees, the Chairman and any Committees of the Trustees, within their respective spheres, as provided by the Trustees, the President shall at all times exercise a general supervision and direction over the affairs of the Trust. The President shall have the power to employ and terminate attorneys, accountants and other advisers and agents for the Trust and to employ and terminate such subordinate officers, agents, clerks and employees as he or she may find necessary to transact the business of the Trust. He or she shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other

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documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall have such other powers and duties as from time to time may be conferred upon or assigned to him or her by the Trustees.

     Section 6. POWERS AND DUTIES OF THE VICE PRESIDENT. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him or her from time to time by the Trustees or the President.

     Section 7. POWERS AND DUTIES OF THE TREASURER. The Treasurer shall be the principal financial and accounting officer of the Trust. The Treasurer shall deliver all funds of the Trust which may come into his or her hands to such Custodian as the Trustees may employ pursuant to Article X of these By-Laws. He or she shall render a statement of condition of the finances of the Trust to the Trustees as often as the Trustees shall require the same and he or she shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Trustees. The Treasurer shall give a bond for the faithful discharge of his or her duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

     Section 8. POWERS AND DUTIES OF THE SECRETARY. The Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose; he or she shall have custody of the seal of the Trust; he or she shall have charge of the Share transfer books, lists and records unless the same are in the charge of

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the Transfer Agent. The Secretary shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, he or she shall in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him or her by the Trustees.

     Section 9. POWERS AND DUTIES OF ASSISTANT TREASURERS. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him or her by the Trustees. Each Assistant Treasurer shall give a bond for the faithful discharge of his or her duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

     Section 10. POWERS AND DUTIES OF ASSISTANT SECRETARIES. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him or her by the Trustees.

     Section 11. COMPENSATION OF OFFICERS AND TRUSTEES. Subject to any applicable provisions of the Declaration of Trust, the compensation of the officers and Trustees shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he or she is also a Trustee.

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                                   ARTICLE VII

                                   Fiscal Year

     The fiscal year of the Trust shall end on such date as the Trustees shall from time to time determine.

                                  ARTICLE VIII

                                      Seal

     The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

                                   ARTICLE IX

                                Waivers of Notice

     Whenever any notice whatever is required to be given by law, the Declaration of Trust or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been telegraphed, cabled or wired for the purposes of these By-Laws when it has been delivered to a representative of any telegraph, cable or wire company with instructions that it be telegraphed, cabled or wired.

                                    ARTICLE X

                              Custody of Securities

     Section 1. EMPLOYMENT OF A CUSTODIAN. The Trust shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments included in the Trust Property. The Custodian (and any sub-custodian) shall be appointed from time to time by the Trustees, who shall fix its remuneration.

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     Section 2.   PROVISIONS OF CUSTODIAN CONTRACT. The following provisions shall apply to the employment of a Custodian and to any contract entered into with the Custodian so employed: The Trustees shall cause to be delivered to the Custodian all securities included in the Trust Property or to which the Trust may become entitled, and shall order the same to be delivered by the Custodian only in completion of a sale, exchange, transfer, pledge, loan of portfolio securities to another person, or other disposition thereof, all as the Trustees may generally or from time to time require or approve or to a successor Custodian; and the Trustees shall cause all funds included in the Trust Property or to which it may become entitled to be paid to the Custodian, and shall order the same disbursed only for investment against delivery of the securities acquired (including securities acquired under a repurchase agreement), or the return of cash held as collateral for loans of portfolio securities, or in payment of expenses, including management compensation, and liabilities of the Trust, including distributions to Shareholders, or to a successor Custodian. Notwithstanding anything to the contrary to these By-Laws, upon receipt of proper instructions, which may be standing instructions, the Custodian may deliver funds in the following cases: In connection with repurchase agreements, the Custodian shall transmit prior to receipt on behalf of the Trust of any securities or other property, funds from the Trust's custodian account to a special custodian approved by the Trustees of the Trust, which funds shall be used to pay for securities to be purchased by the Trust subject to the Trust's obligation to sell and the seller's obligation to repurchase such securities (in such case, the securities shall be held in the custody of the special custodian); in connection with the Trust's purchase or sale of financial futures contracts, the Custodian shall transmit, prior to receipt on behalf of the

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Trust of any securities or other property, funds from the Trust's custodian account in order to furnish and to maintain funds with brokers as margin to guarantee the performance of the Trust's futures obligations in accordance with the applicable requirements of commodities exchanges and brokers.

     Section 3. CENTRAL CERTIFICATE SYSTEM. Subject to applicable rules, regulations and orders adopted by the Commission, the Trustees may direct the Custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its Custodian (or sub-custodians).

                                   ARTICLE XI

                     Indemnification of Trustees, Officers,
                           Employees and Other Agents

     Section 1. AGENTS, PROCEEDINGS, EXPENSES. For the purpose of this Article, "agent" means any Person who is or was a Trustee, officer, employee or other agent of the Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise; "proceeding" means any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or

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investigative (including appeals); and "expenses" includes, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and all other liabilities whatsoever.

     Section 2. INDEMNIFICATION. Subject to the exceptions and limitations contained in Section 3 below, the Trust shall indemnify every agent of the Trust to the fullest extent authorized, and in the manner permitted, by applicable federal and state law against all liabilities and against all expenses reasonably incurred or paid by him or her in connection with any proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been an agent. Pursuant to and subject to this Article XI,
Section 2, the Trust shall indemnify each agent against the amount of any deductible provided in any liability insurance policy maintained by the Trust.

     Section 3. LIMITATIONS, SETTLEMENTS. No indemnification shall be provided hereunder to an agent:

          (a) who shall have been adjudicated by the court or other body before which the proceeding was brought to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office (collectively, "disabling conduct"); or

          (b) with respect to any proceeding disposed of (whether by settlement, pursuant to a consent decree or otherwise) without an adjudication by the court or other body before which the proceeding was brought that such agent was liable to the Trust or its Shareholders by reason of disabling conduct, unless there has been a determination that such agent did not engage in disabling conduct:

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                  (i)   by the court or other body before which the proceeding
was brought;

                  (ii) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the proceeding based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

                  (iii) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry); provided, however, that indemnification shall be provided hereunder to an agent with respect to any proceeding in the event of (1) a final decision on the merits by the court or other body before which the proceeding was brought that the agent was not liable by reason of disabling conduct, or (2) the dismissal of the proceeding by the court or other body before which it was brought for insufficiency of evidence of any disabling conduct with which such agent has been charged.

     Section 4. INSURANCE, RIGHTS NOT EXCLUSIVE. The rights of indemnification herein provided may be insured against by policies maintained by the Trust on behalf of any agent, shall be severable, shall not be exclusive of or affect any other rights to which any agent may now or hereafter be entitled and shall inure to the benefit of the heirs, executors and administrators of any agent.

     Section 5. ADVANCE OF EXPENSES. The Trust shall advance the expenses of agents who are parties to any proceeding to the fullest extent authorized, and in the manner permitted, by applicable federal and state law and all such expenses shall be paid by the Trust from time to time prior to final disposition of the proceeding to which they relate upon receipt of an undertaking by or on behalf of such agent that such amount will

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be paid over by him or her to the Trust if it is ultimately determined that he or she is not entitled to indemnification under this Article XI; provided, however, that (a) such agent shall have provided appropriate security for such undertaking, (b) the Trust is insured against losses arising out of any such advance payments or (c) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the proceedings, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such agent will be found entitled to indemnification under this Article XI. Pursuant to and subject to this Article XI, Section 5, the Trust shall advance the expenses of any agent for the amount of any deductible provided in any liability insurance policy maintained by the Trust.

     Section 6. FIDUCIARIES OF EMPLOYEE BENEFIT PLAN. This Article XI does not apply to any proceeding against any Trustee, investment manager or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of this Trust as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such Trustee, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.

                                   ARTICLE XII

                                  Certificates

     If so determined by resolution of the Board of Trustees, each Shareholder of the Trust shall be entitled upon request to have a certificate or certificates, in such form as shall be approved by the Board of Trustees, representing the number of Shares of the Trust owned by him. Certificates representing Shares shall be signed by or in the name

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of the Trust by the President or a Vice President or the Chairman of the Board
and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any or all of the signatures may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Trust with the same effect as if such officer, transfer agent or registrar were still in the office at the date of issue.

                                  ARTICLE XIII

                                   Amendments

     These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be adopted, (a) by a vote of Shareholders holding the majority of the outstanding Shares entitled to vote or (b) by the Trustees without Shareholder vote, provided, however, that no By-law may be altered, amended, adopted or repealed by the Trustees without Shareholder vote if such By-Law alteration, amendment, adoption or repeal is required by the 1940 Act to be submitted to a vote of the Shareholders.


Restated as of May 25, 2004.

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